UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Sec. 240.14a-12


                        CONCURRENT COMPUTER CORPORATION
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                      N/A
     -----------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee   (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

     1)   Title  of  each  class  of  securities  to  which transaction applies:

     2)   Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount in which the filing fee is calculated and state how it was determined)

     4)   Proposed  maximum  aggregate  value  of  transaction:

     5)   Total  fee  paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                [GRAPHIC OMITTED]




                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT





                                 RETURN OF PROXY

Please complete, sign, date and return the enclosed proxy promptly in the enclosed addressed envelope even if you plan to attend the meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the meeting and vote in person, the proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.

                                [GRAPHIC OMITTED]



Dear Fellow Stockholder:

     It  is  my  pleasure  to  invite  you  to  attend  the  Concurrent Computer
Corporation 2002 Annual Meeting of Stockholders to be held at the corporate office of Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, Georgia, at 2:00 p.m., on Friday, October 25, 2002.

     Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please sign and return the enclosed proxy card today. This will not prevent you from voting your shares in person if you are able to attend. Your cooperation is appreciated since a majority of the outstanding shares of Concurrent's common stock must be represented, either in person or by proxy, to constitute a quorum.

     We look forward to meeting with you and sharing our views on the progress of Concurrent Computer Corporation.



                                       Sincerely,

                                       /s/ Jack A. Bryant
                                       ----------------------------------
                                       Jack A. Bryant
                                       President and Chief Executive Officer


Duluth, Georgia
September 18, 2002

                        CONCURRENT COMPUTER CORPORATION


                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD FRIDAY, OCTOBER 25, 2002

     The 2002 Annual Meeting of Stockholders of Concurrent Computer Corporation will be held at Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, Georgia, at 2:00 p.m., on Friday, October 25, 2002. The meeting is being held to consider and act upon the following matters:

(1) To elect seven (7) directors to serve until the next annual meeting of stockholders;

(2) To ratify the selection by the Board of Directors of Deloitte & Touche LLP as Concurrent's independent auditors for the fiscal year ending June 30, 2003; and

(3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has established August 28, 2002 as the record date for the determination of stockholders entitled to vote at the meeting. Only holders of record of common stock at the close of business on August 28, 2002 will be entitled to vote. A list of stockholders as of the record date will be available for inspection by stockholders at Concurrent's headquarters, 4375 River Green Parkway, Duluth, Georgia, during regular business hours in the ten-day period prior to the meeting and at the place of the meeting on the day of the meeting.

     All stockholders are cordially invited to attend the meeting.

                                   By order of the Board of Directors,

                                   /s/ Steven R. Norton
                                   --------------------
                                   Steven R. Norton
                                   Executive Vice President, Chief Financial
                                   Officer and Secretary

September 18, 2002

                        CONCURRENT COMPUTER CORPORATION
                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096

                                PROXY STATEMENT

     This proxy statement and proxy card are first being sent to stockholders on or about September 26, 2002 and are furnished in connection with the solicitation of proxies to be voted at the 2002 Annual Meeting of Stockholders of Concurrent Computer Corporation to be held at Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, Georgia, at 2:00 p.m. on Friday, October 25, 2002. The enclosed proxy is solicited by Concurrent's Board of Directors.


                            ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a proxy statement and proxy card because you own shares of Concurrent common stock. This proxy statement describes issues on which Concurrent would like you, its stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Jack A. Bryant and Steven R. Norton as your representatives at the meeting. Mr. Bryant and Mr. Norton will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Bryant and Mr. Norton will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on:  (1) the election of seven directors and
(2) the ratification of the selection of Deloitte & Touche LLP as our independent auditors. No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Stockholders as of the close of business on August 28, 2002 are entitled to vote. This is referred to as the record date. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the stockholder either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of August 28, 2002, 61,861,543 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the record date, equal to 30,930,772 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Secretary at 4375 River Green Parkway, Duluth, Georgia 30096;
     -    signing another proxy with a later date; or
     -    voting again at the meeting.

HOW MAY I VOTE FOR THE NOMINEES FOR ELECTION OF DIRECTOR?

     With respect to the election of nominees for director, you may:

     -    vote FOR the election of the seven nominees for director;
     -    WITHHOLD AUTHORITY to vote for the seven nominees; or
     - WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees.

HOW MANY VOTES MUST THE NOMINEES FOR ELECTION OF DIRECTOR RECEIVE TO BE ELECTED?

     The seven nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

     The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

HOW MAY I VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT
AUDITORS?

     With respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2003, you may:

     -    vote FOR ratification;
     -    vote AGAINST ratification; or
     -    ABSTAIN from voting on the proposal.

HOW MANY VOTES MUST THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS RECEIVE TO PASS?

     The ratification of the selection of the independent auditors must receive the affirmative vote of a majority of shares present or represented by proxy at the meeting.

WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     If you return a signed card but do not provide voting instructions, your shares will be voted FOR the seven named director nominees and FOR the ratification of the appointment of the independent auditors.

     If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

      If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the matters discussed in this proxy. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                              ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

     In accordance with Concurrent's Bylaws, the authorized number of directors is presently fixed at seven members. The following nominees are standing for re-election to the Board of Directors at the meeting: Alex B. Best, Michael A. Brunner, Jack A. Bryant, Morton Handel, Bruce N. Hawthorne, C. Shelton James and Steve G. Nussrallah. Directors will be elected to hold office until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified.

     There are no arrangements or understandings between any nominee and any other person pursuant to which he was or is to be selected as a Director or nominee. None of the nominees nor any of the incumbent Directors is related to any other nominee or Director or to any executive officer of Concurrent or any of its subsidiaries.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

NOMINEES FOR ELECTION OF DIRECTOR

     Information on each of the nominees for the Board of Directors, including each nominee's principal occupation and business experience for at least the last five years and the name of other publicly held companies in which he serves as a director, is set forth below.

     ALEX B. BEST. Age 61 and a Director since January 2001. Mr. Best recently retired as Executive Vice President of Engineering for Cox Communications, where he had worked since 1986. Before joining Cox, Mr. Best spent 20 years with Scientific-Atlanta where he was involved in numerous cable television product developments and business applications. He is also a member of the National Cable Television Association's (NCTA) Engineering Advisory Committee, the Society for Cable Television Engineers (SCTE), and the Technical Advisory Committee of CableLabs, Inc., a research and development group.

     MICHAEL A. BRUNNER. Age 69 and a Director since November 1994. From 1986 to 1992, Mr. Brunner was President of AT&T Federal Systems, a division of AT&T focused on federal communications and computer systems programs. He served in additional management, operations, sales, accounting and personnel positions with AT&T during a career that spanned over 37 years.

     JACK A. BRYANT. Age 44, President and Chief Executive Officer since October 2000 and a Director since January 2001. Mr. Bryant served as President of our Xstreme division from July 2000 to October 2000. Since May 2002, Mr. Bryant has also served as a director of Thirdspace Living, Ltd. Prior to joining Concurrent, he held a number of positions at Arris Corporation (f.k.a. Antec Corporation), a communications technology company that specializes in hybrid-fiber-coax-based networks, from 1991 to June 2000. The positions included, from March 1998 to June 2000, President of the Network Technologies Group, from January 1996 to March 1998, President of the Digital Systems Division, and from January 1995 to January 1996, Vice President of Marketing. Before joining Antec, Mr. Bryant held various product marketing and sales positions at General Instrument and Scientific-Atlanta.

     MORTON HANDEL. Age 67 and a Director since June 1991. Mr. Handel served as Chairman of the Board from April 2000 to October 2000 and from November 1996 through October 1997. He is President of S&H Consulting, Ltd., a privately held investment and consulting company. He is currently Chairman of the Board and Chairman of the Audit Committee of Marvel Enterprises, Inc., a New York Stock Exchange-listed toy and entertainment company, and a director and on the Audit Committee of Linens 'n Things, Inc. Until 2001, he was President and Chief Executive Officer of Ranger Industries, Inc., formerly Coleco Industries, Inc., a publicly held company and formerly a manufacturer of toys and games. From 1988 to 1990, he served as Chairman of the Board and Chief Executive Officer of Coleco Industries, Inc., and prior to that he was Executive Vice President and Chief Financial Officer. Until February 2000, Mr. Handel was a director of CompUSA Inc., a New York Stock Exchange-listed technology products retailer, and until September 1999, Mr. Handel was a director of Ithaca Industries Inc., a private-label manufacturer of mens and ladies under and outerwear. He is also a former Vice Chairman of the Board of Regents of the University of Hartford, and serves on the boards of several not-for-profit entities.

     BRUCE N. HAWTHORNE. Age 52 and a Director since February 2000. Mr. Hawthorne has been a partner at the law firm of King & Spalding since 1982. King & Spalding has represented Concurrent since 1999. Mr. Hawthorne chairs King & Spalding's telecommunications industry practice and has broad experience in mergers and acquisitions, strategic joint ventures and corporate finance.

     C. SHELTON JAMES. Age 62 and a Director since July 1996. From December 2001 to July 2002, Mr. James served as Chief Executive Officer of Technisource, Inc., an IT staffing company. From May 1991 to October 1999, Mr. James served as Chief Executive Officer of Elcotel, Inc., a public company that manufactures telecommunications equipment. Until June 1999, Mr. James was also President of Fundamental Management Corporation, an investment management firm specializing in active investment in small capitalization companies. He served as Executive Vice President of Fundamental Management Corporation from 1990 to April 1993. Prior to 1990, Mr. James was Executive Vice President of Gould, Inc., a diversified electronics company, and President of Gould's Computer Systems Division. Mr. James is a Director of CSP Inc. a public company that develops and markets Internet software business solutions, image processing software, network management integration services and high-performance cluster computer systems. Additionally, Mr. James is a Director of DRS Technologies, a public company that supplies defense electronic systems to government and commercial customers worldwide. During the course of his career, Mr. James was a CPA and worked in public accounting, served as a Chief Financial Officer for Systems Engineering Labs, and has served on 10 public boards and 9 audit committees.

     STEVE G. NUSSRALLAH. Age 52 and Chairman of our Board of Directors since October 2000. Mr. Nussrallah has been a general partner of Noro-Moseley Partners since January 2001. Since July 2002, he has been a director for US Realtel, a public company that provides building centric voice, data, and video
services to small and medium sized businesses.   He served as our President and
Chief Executive Officer from January 2000 to October 2000 and as President of the Xstreme division from January 1999 to December 1999. From March 1996 to March 1998, he served as President and Chief Operating Officer of Syntellect Inc., a publicly-held supplier of call center solutions to the cable television industry. From January 1990 to March 1996, Mr. Nussrallah served as President and Chief Operating Officer of Telecorp Systems Inc., a privately held supplier of call center solutions, which was acquired by Syntellect Inc. in March 1996. From 1984 to 1990, Mr. Nussrallah was employed by Scientific-Atlanta. He initially served as vice president of engineering for Scientific-Atlanta's cable television operation and later served in positions of increasing responsibility, including Vice President and General Manager of its Subscriber Business Unit.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

     Concurrent is organized under the laws of the State of Delaware. It is governed by a Board of Directors. As permitted under Delaware law and

Concurrent's Certificate of Incorporation and Bylaws, the Board of Directors has established and delegated certain authority and responsibility to five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Finance Committee. The Board annually reviews the membership of and the authority and responsibility delegated to each committee.

     During fiscal 2002, there were 7 meetings of the Board of Directors. All of the Directors attended more than 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal 2002.

     Executive Committee. The current members of the Executive Committee are Messrs. Nussrallah (Chairman), Bryant, Handel, and Hawthorne. The Committee has, to the extent legally permitted, the power and authority of the Board of Directors in periods between meetings of the full Board. No meetings of the Executive Committee were held during fiscal 2002. All matters that could have been addressed by the Committee during the fiscal year were addressed by the full Board of Directors.

     Audit Committee. The current members of the Audit Committee are Messrs. James (Chairman), Brunner, and Handel. The principal responsibilities of the Committee are:

     - to review Concurrent's financial statements contained in filings with the Securities and Exchange Commission;

     - to review matters relating to the examination of Concurrent by its independent auditors, accounting procedures and controls; and

     - to recommend the appointment of independent accountants to the Board for its consideration and approval subject to ratification by the stockholders.

The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors. There were 7 meetings of the Audit Committee during fiscal 2002.

     Compensation Committee. The current members of the Compensation Committee are Messrs. Brunner (Chairman), Handel, Best and Hawthorne. The principal responsibilities of the Committee are:

     - to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs;

     - to administer Concurrent's stock option plans, stock purchase plan and stock bonus plan, including the issuance of stock in connection with Concurrent's retirement savings plan and incentive bonus plans, subject to certain limitations; and

     -    to review management development and succession programs.

There were 4 meetings of the Compensation Committee during fiscal 2002.

     Finance Committee. The current members of the Finance Committee are Messrs. Handel (Chairman), Hawthorne, James and Nussrallah. The principal responsibilities of the Committee are:

     - to review and appraise Concurrent's future capital structure needs, its source and use of funds, its existing and planned credit facilities, and its forecasted financial condition; and to review the principal terms and conditions of proposed acquisitions of additional long-term capital through the issuance of either debt and/or equity securities;

     - to review financial criteria required to support capital expenditures and review major capital expenditure requests; and

     - to oversee Concurrent's compliance with financial covenants in its financing documents and procedures to determine the possibility of Concurrent's inability to comply with such financial covenants.

There were 5 meetings of the Finance Committee during fiscal 2002.

     Nominating Committee. The current members of the Nominating Committee are Messrs. Best (Chairman) and James. The principal responsibilities of the Committee are:

     - to select potential candidates for Director and the recommendation of candidates to the full Board; and

     - to make recommendations to the Board concerning the structure and membership of other Board committees.

The Nominating Committee will consider responsible recommendations by stockholders of candidates to be nominated as Directors of Concurrent. All such recommendations must be in writing and addressed to the Secretary of Concurrent. There was 1 meeting of the Nominating Committee during fiscal 2002.

COMPENSATION OF DIRECTORS

     Non-employee Directors receive a $15,000 annual retainer payable in two installments, the first half upon election as a Director of Concurrent at the annual meeting of stockholders and the second half at the April Board meeting. A non-employee who becomes a Director of Concurrent after the annual meeting of stockholders receives a pro rata portion of the annual retainer, payable at the time of becoming a non-employee Director. In addition, non-employee Directors receive $2,000 per meeting, including supplemental meetings in person with management where the business to be conducted cannot be reasonably accomplished during any scheduled meeting times and is necessary in furtherance of the required duties of a Director. However, this amount may not to exceed $2,000 per day for attendance at Board, Committee and supplemental meetings regardless of the number of meetings attended on a given day. In addition, Non-employee Directors who serve as a chairman of a Committee of the Board of Directors receive $4,000 per annum, payable in two installments, the first half at the annual meeting of stockholders and the second half at the April Board meeting.

     Further, the Chairman of the Board, Mr. Nussrallah, is paid additional compensation that consists of the reimbursement of his monthly country club dues and fees, not to exceed $15,000 per year. For fiscal year 2002, this compensation totaled $8,515.

     Concurrent's 2001 Stock Option Plan provides that upon the initial election of a non-employee Director, such non-employee Director automatically receives an option to purchase 20,000 shares of Concurrent common stock. On the date of each successive annual meeting of stockholders, each non-employee Director automatically receives an option to purchase 10,000 shares of Concurrent common stock. The options are fully vested non-statutory options and are priced at 100% of the fair market value of Concurrent common stock on the date of grant. Each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (a) the tenth anniversary of the date of grant or (b) three years following retirement from the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain required summary compensation information for fiscal years 2002, 2001 and 2000 for (1) our current Chief Executive Officer, and (2) our four other most highly compensated executive officers who earned more than $100,000 in salary and bonus during fiscal 2002.

                           Summary Compensation Table

                                                                    Long Term
                                           Annual Compensation     Compensation
                                                                      Awards
                                        ---------------------------   ------

                                                             Other  Securities
                                                             Annual Underlying   All Other
Name and                        Fiscal    Salary    Bonus    Comp.    Options   Compensation
Principal Position               Year      ($)       ($)     ($) (1)    (#)        ($) (2)
------------------              -------  --------  --------  -------  --------  ------------

J. A. Bryant (3)                   2002   291,230   255,438       -    200,000        11,909
  President and Chief              2001   211,734   122,137       -    400,000        55,660
  Executive Officer                2000         -         -       -          -             -

P. C. Meyer (4)                    2002   196,920   168,418       -    100,000        10,511
  President, Real-Time             2001    97,196    83,546  40,128     30,000         5,832
  Division                         2000         -         -       -          -             -

S. R. Norton                       2002   193,460   123,413       -     50,000        10,250
  Executive Vice President,        2001   183,263    83,036       -          -        10,500
  Chief Financial Officer and      2000   111,724    38,430       -    400,000         6,703
  Secretary

D. M. Nicholas                     2002   187,700    75,973       -     50,000         9,775
  Vice President, Worldwide        2001   174,130    52,500  40,271     65,000        10,349
  Sales, Xstreme Division          2000   170,000    51,240  22,574          -        11,201

R. T.  Menzel
  Vice President,                  2002   160,000   120,855       -     47,500        10,705
  Worldwide Sales and              2001   154,000   128,146       -          -        10,200
  Marketing,                       2000   154,000    49,776       -     25,000        10,020
  Real-Time Division

(1) None of the executive officers named in the Summary Compensation Table other than Messrs. Meyer and Nicholas received personal benefits in excess of the lesser of $50,000 or 10% of total compensation for fiscal 2002, 2001 or 2000. Includes relocation costs for Mr. Nicholas of $40,271 and $22,574 in fiscal 2001 and 2000, respectively and relocation costs for Mr. Meyer of $40,128 in fiscal 2001.
(2) The amounts shown include Concurrent's matching contribution during the year to such person under Concurrent's Retirement Savings Plan, a defined contribution plan. In addition, all other compensation for Mr. Bryant for fiscal 2001 includes a $45,000 sign-on bonus for Mr. Bryant per his employment agreement, which is subject to re-payment to the company in certain circumstances.
(3) Mr. Bryant joined Concurrent in July 2000 as President of our Xstreme division. Effective October 2000, Mr. Bryant became President and Chief Executive Officer.
(4) Mr. Meyer joined Concurrent in December 2000 as President of our Real-Time division.

OPTION  GRANTS

     The following table shows all grants of stock options to the Named Executive Officers during fiscal 2002. No stock appreciation rights were granted during fiscal 2002.

                                     OPTION GRANTS IN LAST FISCAL YEAR


                                  INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE VALUE
                ---------------------------------------------------
                                                                      RATES OF STOCK PRICE
                 NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL
                SECURITIES   TOTAL OPTIONS                           APPRECIATION FOR OPTION
                UNDERLYING     GRANTED TO     EXERCISE                         TERM
                  OPTIONS      EMPLOYEES     PRICE PER   EXPIRATION -------------------------
NAME            GRANTED (1)  IN FISCAL 2002    SHARE        DATE     5% ($)(2)     10% ($)(2)
--------------  -----------  --------------  ----------  ----------  ------------  -----------
J. A. Bryant        100,000            5.96  $    11.05     8/21/11  $   694,928   $1,761,085
                    100,000            5.96  $     6.85     4/30/12  $   430,793   $1,091,714

P. C. Meyer          50,000            2.98  $    11.05     8/21/11  $   347,464   $  880,543
                     50,000            2.98  $     6.85     4/30/12  $   215,396   $  545,857

S. R. Norton         25,000             1.5  $    11.05     8/21/11  $   173,732   $  440,271
                     25,000             1.5  $     6.85     4/30/12  $   107,698   $  272,928

D. M. Nicholas       25,000             1.5  $    11.05     8/21/11  $   173,732   $  440,271
                     25,000             1.5  $     6.85     4/30/12  $   107,698   $  272,928

R. T. Menzel         25,000             1.5  $    11.05     8/21/11  $   173,732   $  440,271
                     22,500             1.3  $     6.85     4/30/12  $   96,928    $  245,635

(1) Options granted in fiscal 2002 were made under both the 1991 Restated Stock Option Plan and the 2001 Stock Option Plan. These options:
     - were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of the grant;
     -    expire ten years from the date of the grant; and
     - vest in increments of one-quarter on each anniversary date of the grant, subject to the terms and conditions of the plans.
(2) Concurrent is required to use a 5% and 10% assumed rate of appreciation over the ten-year option terms. This does not represent Concurrent's projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to option exercises in fiscal 2002 and the number and value of exercised and unexercised options held by the Named Executive Officers at June 30, 2002.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                   FISCAL YEAR-END OPTION VALUES


                 NUMBER OF                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
              SHARES ACQUIRED   VALUE        UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                ON EXERCISE   REALIZED(1)  OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(2)
               -------------  -----------  --------------------------  ---------------------------
NAME                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------                             -----------  -------------  ------------  -------------

J. A. Bryant              -             -      108,000        492,000             -              -


P. C. Meyer               -             -        7,500        122,500             -              -


S. R. Norton              -             -      250,000        200,000             -              -


D. M. Nicholas            -             -      309,250         98,750       $70,320              -


R. T. Menzel         16,666      $174,160            -         55,833             -              -

(1) This number is calculated by averaging the high and low market prices on the date of exercise to get the "average market price," subtracting the option exercise price from the average market price to get the "average value realized per share," and multiplying the average value realized per share by the number of options exercised. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.
(2) This number is calculated by subtracting the option exercise price from the closing price of the common stock on June 28, 2002 ($4.65) to get the "average value per option", and multiplying the average value per option by the number of exercisable and unexercisable options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Concurrent has entered into employment agreements with the Named Executive Officers. These agreements contain generally the same terms and provide for a base salary to be reviewed for increase annually with such increases as awarded at the discretion of the Board of Directors. The Board of Directors approved salary increases for Concurrent's executive officers effective August 10, 2002. The agreements also provide for an annual bonus opportunity in a target amount to be established by the Board of Directors at the recommendation of the Compensation Committee. The actual amounts paid depend upon the degree of achievement of various objectives reasonably consistent with Concurrent's business plan, which is approved annually by the Board of Directors.

     Pursuant to the terms of the employment agreements with the executive officers of Concurrent, employment may be terminated by either Concurrent or the respective executive officer at any time. In the event the executive officer voluntarily resigns (except as described below) or is terminated for cause, compensation under the employment agreement will end. In the event an agreement is terminated directly by Concurrent without cause or in certain circumstances constructively by Concurrent, the terminated employee will receive severance compensation for a one-year period, in an annualized amount equal to the respective employee's base salary then in effect.

     Jack A. Bryant. In July 2000, Concurrent entered into an employment agreement with Mr. Bryant, the President and Chief Executive Officer. His compensation included a signing bonus of $45,000.

     - Mr. Bryant will be paid an annual salary of $330,000 for fiscal 2003 and an annual target bonus of 65% of his annual base salary. The objectives for each year and other terms and conditions of the bonus opportunity are established by the Board of Directors or a Committee thereof. For superior performance, the bonus opportunity may be increased up to two times his annual target bonus.

     - The term of his employment will continue until terminated by Concurrent or Mr. Bryant.

     - The agreement provides for the payment of salary and target bonus for twelve months after the date of termination payable in equal biweekly installments or in accordance with Concurrent's normal salary payment procedures if the termination was other than:

          (1) for cause, such as the commission of a felony, embezzlement, material dishonesty against Concurrent or gross negligence in the performance of duties; or

          (2)  due to Mr. Bryant's disability or death.

     - If Mr. Bryant's employment is terminated for cause or disability, or if he resigns, he is prohibited from competing with Concurrent or trying to hire its employees for a period of one year.

     Steven R. Norton. In October 1999, Concurrent entered into an employment agreement with Mr. Norton, the Executive Vice President, Chief Financial Officer and Secretary.

     - Mr. Norton will be paid an annual salary of $206,700 for fiscal 2003 and an annual target bonus of 50% of his annual base salary. The objectives for each year and other terms and conditions of the bonus opportunity are established by the Board of Directors or a Committee thereof. For superior performance, the bonus opportunity may be increased up to two times his annual target bonus.

     - The term of his employment will continue until terminated by Concurrent or Mr. Norton.

     - The agreement provides for the payment of salary for twelve months after the date of termination payable in equal biweekly installments or in accordance with Concurrent's normal salary payment procedures if the termination was other than:

          (1) for cause, such as the commission of a felony, embezzlement, material dishonesty against Concurrent, or gross negligence in the performance of duties; or

          (2)  due to Mr. Norton's disability or death.

     - If Mr. Norton's employment is terminated for cause or disability, or if he resigns, he is prohibited from competing with Concurrent or trying to hire its employees for a period of one year.

     Paul C. Meyer. In December 2000, Concurrent entered into an employment agreement with Mr. Meyer, the President of the Real-Time division.

     - Mr. Meyer will be paid an annual salary of $220,000 for fiscal 2003 and an annual target bonus of 50% of his annual base salary. The objectives for each year and other terms and conditions of the bonus opportunity are established by the Board of Directors or a Committee thereof. For superior performance, the bonus opportunity may be increased up to two times his annual target bonus.

     - The term of his employment will continue until terminated by Concurrent or Mr. Meyer.

     - The agreement provides for the payment of salary for twelve months after the date of termination payable in equal biweekly installments or in accordance with Concurrent's normal salary payment procedures if the termination was other than:

          (1) for cause, such as the commission of a felony, embezzlement, material dishonesty against Concurrent, or gross negligence in the performance of duties; or

          (2)  due to Mr. Meyer's disability or death.

     - If Mr. Meyer's employment is terminated for cause or disability, or if he resigns, he is prohibited from competing with Concurrent or trying to hire its employees for a period of one year.

     David M. Nicholas. In March 1999, Concurrent entered into an employment agreement with Mr. Nicholas, the Vice President, Worldwide Sales of the Xstreme division.

     - Mr. Nicholas will be paid an annual salary of $201,400 for fiscal 2003 and an annual target bonus of 40% of his annual base salary. The objectives for each year and other terms and conditions of the bonus opportunity are established by the Board of Directors or a Committee thereof. For superior performance, the bonus opportunity may be increased up to two times his annual target bonus.

     - The term of his employment will continue until terminated by Concurrent or Mr. Nicholas.

     - The agreement provides for the payment of salary for six months after the date of termination payable in equal biweekly installments or in accordance with Concurrent's normal salary payment procedures if the termination was other than:

          (1) for cause, such as the commission of a felony, embezzlement, material dishonesty against Concurrent, or gross negligence in the performance of duties; or

          (2)  due to Mr. Nicholas' disability or death.

     - If Mr. Nicholas' employment is terminated for cause or disability, or if he resigns, he is prohibited from competing with Concurrent or trying to hire its employees for a period of one year.

     Robert T. Menzel. In March 1999, Concurrent entered into an employment agreement with Mr. Menzel, the Vice President, Worldwide Sales and Marketing of the Real-Time division.

     - Mr. Menzel will be paid an annual salary of $169,956 for fiscal 2003 and an annual target bonus of 45% of his annual base salary. The objectives for each year and other terms and conditions of the bonus opportunity are established by the Board of Directors or a Committee thereof. For superior performance, the bonus opportunity may be increased up to two times his annual target bonus.

     - The term of his employment will continue until terminated by Concurrent or Mr. Menzel.

     - The agreement provides for the payment of salary for twelve months after the date of termination payable in equal biweekly installments or in accordance with Concurrent's normal salary payment procedures if the termination was other than:

          (1) for cause, such as the commission of a felony, embezzlement, material dishonesty against Concurrent, or gross negligence in the performance of duties; or

          (2)  due to Mr. Menzel's disability or death.

If Mr. Menzel's employment is terminated for cause or disability, or if he resigns, he is prohibited from competing with Concurrent or trying to hire its employees for a period of one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Brunner (Chairman), Handel, Best and Hawthorne. None of the members of the Compensation Committee have ever been an officer or employee of Concurrent. In addition, none of Concurrent's executive officers serves as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers who serves on Concurrent's Board or on the Compensation Committee. As discussed below under the caption Certain Relationships and Related Party Transactions, Mr. Hawthorne is a partner in the law firm of King & Spalding, which provided legal services to Concurrent during fiscal 2002.


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Steve G. Nussrallah, one of Concurrent's directors, served as Concurrent's Chief Executive Officer from January 2000 to October 2000. Mr. Nussrallah receives certain severance compensation and other benefits under his employment agreement with Concurrent. The terms of Mr. Nussrallah's employment agreement are described below.

     - Mr. Nussrallah is entitled to severance compensation of $1,049,400, equal to two times the aggregate amount of his annual base salary and annual target bonus in effect on December 1, 2000, to be paid in periodic installments in accordance with the normal salary payment procedures. He is also entitled to continued coverage under the group life, hospitalization, medical and dental plans until December 1, 2002.

     - Upon Mr. Nussrallah's termination of employment, one-third of the unvested portion of the 1,250,000 options originally granted on November 17, 1998, which totaled 194,444 options, vested immediately. The remaining unvested options continued to vest over their normal vesting period. At August 17, 2002, Mr. Nussrallah had vested in all of his options granted during his employment and he had 441,029 options exercisable at prices ranging between $2.75 and $12.00 per share. Of these options, (1) 401,736 must be exercised on or before December 1, 2003, (2) 29,293 must be exercised before August 17, 2009, and (3) 10,000 must be exercised before October 25, 2011 or they will expire.

Mr. Nussrallah's noncompetition and nonsolicitation period is equal to the shorter of two years from December 1, 2000 or when Concurrent fails to pay his severance compensation in accordance with his employment agreement.

     Pursuant to Mr. Nussrallah's employment agreement, Concurrent paid severance compensation of $524,700 and provided benefits valued at less than $10,000 during fiscal 2002.

     Bruce N. Hawthorne, one of Concurrent's directors, is a partner in the law firm of King & Spalding. King & Spalding provided legal services to Concurrent during fiscal 2002. Concurrent paid $536,440 in fees for such services. These fees represented less than 1% of King & Spalding's revenues during the 12 months ended June 30, 2002, Concurrent's fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


OVERVIEW AND PHILOSOPHY

     Concurrent's primary objective is to maximize stockholder value over time by developing and implementing a comprehensive business strategy. The Compensation Committee's primary objective is to review compensation programs, employee benefit plans and personnel policies applicable to officers and other members of Concurrent's senior management to assure that they support Concurrent's objectives and are in the long-term interests of the stockholders. The Compensation Committee reviews the performance of executive officers and establishes appropriate compensation, including cash and incentive compensation, and stock option grants for ratification by the Board. The Compensation Committee's overall compensation philosophy is to provide rewards that:

     - emphasize shareholder value creation through a pay-for-performance compensation program;
     - target to market competitive base salaries for key executives and senior management;
     -    target to market competitive annual incentive targets;
     -    emphasize market competitive long-term incentive opportunities; and
     -    encourage executive stock ownership.

The Compensation Committee solicits and analyzes periodic reports from independent consultants regarding the appropriateness of compensation levels.

EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee uses the following key principles in structuring, reviewing and revisiting compensation targets and packages of executive officers:

     - Equity At-Risk Link of company performance and individual rewards to instill ownership (stockholder) thinking. Recognition of individual contributions toward achievement of specific business objectives as well as overall company results.

     - Competitive Position of both base salary and total compensation with the high technology computer industry.

     - Management Development programs designed to successfully attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain company and individual performance objectives.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three components of executive compensation are base salary, annual incentive (bonus) awards and equity participation.

     - Base Salary. Base salary is determined based on competitive factors and individual and company performance. It is targeted to be at approximately the average of the high technology computer industry for comparable positions of responsibility. Annual increases are intended to be consistent with individual and Company performance and competitive with industry trends.

     - Annual Incentive (Bonus) Awards. At the beginning of each fiscal year, the Compensation Committee establishes company performance objectives for the fiscal year and target bonus opportunities for each executive officer based on the achievement of company performance objectives.

          The target bonus opportunity is a percentage of base salary initially established at the time the person became an executive officer, generally 30% to 50% for executive officers other than the chief executive officer and 65% for the chief executive officer. The target bonus opportunity is reviewed periodically for an increase based on level of responsibility, potential contribution to the achievement of Company objectives and competitive practices. Under recent plans, the target bonus is earned based on the achievement of Company performance objectives set annually, for example, the achievement of a certain level of revenue and profitability before income taxes. Minimum thresholds of achievement are also established. Actual awards are determined at the end of the fiscal year based on achievement of the established Company performance objectives.

     - Equity Participation. Equity participation is in the form of stock option grants with exercise prices equal to the fair market value of a share of Common Stock at the effective date of grant.


CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Bryant was elected to the position of President and Chief Executive Officer of Concurrent effective October 30, 2000. His base salary, effective August 10, 2002, has been set at $330,000 and a target bonus based upon achievement of certain performance objectives of 65% of his base salary. Because the Company's performance exceeded the annual incentive plan objectives established for fiscal 2002, the Compensation Committee approved payment to Mr. Bryant a bonus of $255,438, which was 131% of his target bonus.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that the compensation paid to any of these officers exceeds $1 million in any fiscal year unless the compensation is "performance-based compensation" under Section 162(m). The Compensation Committee intends to structure compensation paid pursuant to bonus and stock-based compensation programs to meet the requirements for treatment as performance-based compensation under Section 162(m) to the extent feasible and in the best interests of Concurrent's stockholders after taking into account the materiality of the tax deductions which might be lost versus the broader interests to be served by paying compensation for services rendered which is competitive.

CONCLUSION

     The Compensation Committee believes the executive compensation policies and programs serve the interest of the stockholders and Concurrent. The Compensation Committee also believes the base salary amounts, bonus awards and equity participation grants for executive officers have been linked to and are commensurate with Company performance and individual efforts in achieving the strategic goals of Concurrent.

                                COMPENSATION COMMITTEE FOR FISCAL 2002

                                Michael A. Brunner, Chairman
                                Alex Best
                                Morton Handel
                                Bruce N. Hawthorne

                                September 18, 2002

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

     Concurrent's Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2002 audit, the Audit Committee has:

     - reviewed and discussed with management our audited financial statements to be included in our Annual Report on Form 10-K for the year ended June 30, 2002;

     - discussed with Deloitte & Touche LLP, our independent auditors, the matters required by Statement of Accounting Standards No. 61, as amended; and

     - received from and discussed with Deloitte & Touche LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

     All of the members of the Audit Committee, except for Mr. Nussrallah, have been determined to be independent in accordance with the requirements of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards.



                                    AUDIT COMMITTEE FOR FISCAL 2002

                                    C. Shelton  James, Chairman
                                    Morton Handel
                                    Steve Nussrallah

                                    September 18, 2002

     Mr. Nussrallah, a member of the Audit Committee for fiscal 2002, was not independent within the requirements of the National Association of Securities Dealers listing standards due to his prior employment by Concurrent within the last three years and his receipt of severance payments from Concurrent in fiscal 2002. New proposed NASD listing standards will require all Audit Committee members to be independent within the meaning of such standards. Mr. Nussrallah no longer serves on the Audit Committee, and all current members of the Audit Committee are independent in accordance with such standards.

     The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for fiscal 2002 and for the reviews of the financial statements included in Quarterly Reports on Form 10-Q for fiscal 2002 were $205,958.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for fiscal 2002.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for services rendered to Concurrent, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for fiscal 2002 were $206,621. These fees were primarily for tax return preparation and consultation on strategic investments and other related financial services.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent auditor's independence.

     COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, to the knowledge of Concurrent, the beneficial ownership of Concurrent's common stock as of September 18, 2002 for directors, the Named Executive Officers, directors and officers as a group, and each person who is a stockholder holding more than a 5% interest in Concurrent's common stock.

                                            NUMBER        OPTIONS
                                          OF SHARES     EXERCISABLE    PERCENT OF
                                         BENEFICIALLY      WITHIN     OUTSTANDING
                                           OWNED(1)      60 DAYS(2)    SHARES(3)
                                        --------------  ------------  ------------
DIRECTORS AND EXECUTIVE OFFICERS:
---------------------------------
Alex B. Best                                  1,200           30,000           *
Michael A. Brunner                                -           20,000           *
Jack A. Bryant                               62,591 (4)      241,000           *
Morton Handel                                 1,000           20,000           *
Bruce N. Hawthorne                           41,000 (5)       40,000           *
C. Shelton James                             16,500 (6)       27,000           *
Steve G. Nussrallah                          72,000          441,029           *
Steven K. Necessary                          13,133 (7)            -           *
Steven R. Norton                             13,556 (8)      406,250           *
Paul C. Meyer                                 2,980 (12)      20,000           *
Robert E. Chism                              59,622 (9)      443,916           *
Robert  T. Menzel                            38,599 (10)      14,583           *
David M. Nicholas                             4,295 (12)     315,500           *
Kirk L. Somers                                2,891 (11)           -           *
Directors, named executive officers,        329,367        2,019,278         3.8
and other current officers as a group
(14 persons)

FIVE PERCENT STOCKHOLDERS:
--------------------------

PRIMECAP Management Company               5,221,000 (13)           -        8.99

*     Less than 1.0%

(1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Concurrent believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by executive officers, directors and principal stockholders, and Schedules 13F filed with the Securities and Exchange Commission.
(2) Represents shares that can be acquired through stock option exercises on or prior to November 14, 2002.
(3) Based on an aggregate of 61,861,543 shares of common stock issued and outstanding as of September 15, 2002. Assumes that all options owned by this person are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other persons are exercised.
(4) Includes 50,000 shares that are held by Mr. Bryant's spouse and 2,591 shares held for the benefit of Mr. Bryant in Concurrent's Retirement Savings Plan.
(5)  Includes 1,000 shares that are held by Mr. Hawthorne's spouse.


                                       19

(6)  Includes 2,000 shares that are held by Mr. James' spouse.
(7) Includes 1,133 shares held for the benefit of Mr. Necessary in Concurrent's Retirement Savings Plan.
(8) Includes 3,556 shares held for the benefit of Mr. Norton in Concurrent's Retirement Savings Plan.
(9) Includes 100 shares that are held by Mr. Chism's spouse and 9,522 shares held for the benefit of Mr. Chism in Concurrent's Retirement Savings Plan.
(10) Includes 10,743 shares held for the benefit of Mr. Menzel in Concurrent's Retirement Savings Plan.
(11) Includes 1,641 shares held for the benefit of Mr. Somers in Concurrent's Retirement Savings Plan.
(12) Represents shares held for the benefit of the individual in Concurrent's Retirement Savings Plan.
(13) Represents shares of common stock beneficially owned by PRIMECAP Management Company. This information is included in reliance upon a Schedule 13F filed by PRIMECAP with the Securities and Exchange Commission as of June 30, 2002 as reported by Nasdaq Online. The address of PRIMECAP is 225 Southlake Avenue #400, Pasadena, CA 91101.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                               (ITEM 2 OF NOTICE)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Deloitte & Touche LLP, independent public accountants, as auditors of Concurrent for the fiscal year ending June 30, 2003 and is submitting the selection to stockholders for ratification. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the total returns (assuming reinvestment of dividends) of Concurrent's common stock, The Nasdaq Stock Market (U.S. companies), and the Nasdaq Computer Manufacturers Index. The graph assumes $100 invested on June 30, 1997 in Concurrent common stock and each of the indices.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                         CONCURRENT COMPUTER CORPORATION


                                [GRAPH OMITTED]

----------------------------------  --------  --------  --------  --------  --------  --------
Fiscal Year Ended                   6/30/97   6/30/98   6/30/99   6/30/00   6/29/01   6/28/02
----------------------------------  --------  --------  --------  --------  --------  --------
CCUR                                $ 100.00  $ 208.55  $ 348.21  $ 723.94  $ 386.10  $ 256.48
Nasdaq Stock Market (US Companies)  $ 100.00  $ 131.63  $ 189.11  $ 279.59  $ 151.56  $ 103.34
Nasdaq Computer Manufacturers       $ 100.00  $ 162.50  $ 303.40  $ 558.60  $ 223.64  $ 146.17
----------------------------------  --------  --------  --------  --------  --------  --------


The foregoing graph should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

     All costs of solicitation of proxies will be borne by Concurrent. In addition to solicitations by mail, Concurrent's Directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Concurrent will reimburse them for their related out-of-pocket expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Concurrent's officers and directors, and persons who beneficially own more than ten percent of Concurrent's common stock, to file reports of ownership of Concurrent's securities and changes in such ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by the Securities and Exchange Commission's regulations to furnish Concurrent with copies of all Section 16(a) forms they file.

     Based solely upon its review of copies of such filings received by it and written representations from certain reporting persons Concurrent believes that during fiscal 2002 all filings were timely.

2003 STOCKHOLDER PROPOSALS

     Proposals of stockholders for possible consideration at the 2003 Annual Meeting of Stockholders (expected to be held in October 2003) must be received by the Secretary of Concurrent at 4375 River Green Parkway Duluth, Georgia 30096, not later than May 27, 2003 to be considered for inclusion in the proxy statement for that meeting if appropriate for consideration under applicable securities laws. The proxy for the 2003 Annual Meeting of Stockholders may confer discretionary authority to the proxy holders for that meeting with respect to voting on any stockholder proposal received by the Secretary of Concurrent after August 27, 2003.

OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, the proxy holders intend to vote, or otherwise to act, in accordance with their judgment on such matters.


                                        By Order of the Board of Directors,

                                        /s/ Steven R. Norton
                                        -------------------------------
                                        Steven R. Norton
                                        Secretary


September 18, 2002
Duluth, Georgia

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                        CONCURRENT COMPUTER CORPORATION


                                OCTOBER 25, 2002




                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS INDICATED
      IN THIS EXAMPLE.
                                 WITHHOLD
1.   To elect seven        FOR  AUTHORITY
     directors to serve    [ ]     [ ]       NOMINEES: Alex B. Best
     until the next annual                             Michael A. Brunner
     meeting of stockholders.                          Jack A. Bryant
                                                       Morton Handel
TO WITHHOLD AUTHORITY TO VOTE FOR ANY                  Bruce N. Hawthorne
INDIVIDUAL  NOMINEE,  STRIKE  A  LINE                  C. Shelton James
THROUGH THE NOMINEE'S NAME AT RIGHT                    Steve G. Nussrallah


                                       FOR    AGAINST    ABSTAIN
2.   To ratify the appointment         [ ]      [ ]        [ ]
     of Deloitte & Touche
     LLP as independent auditors
     for fiscal year 2003.

     In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. BEST, BRUNNER, BRYANT, HANDEL, HAWTHORNE, JAMES AND NUSSRALLAH AS DIRECTORS IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP IN PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON OCTOBER 25, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.




Signature(s)                                              Date:           , 2002
            ---------------------  ---------------------       -----------

IMPORTANT:  Please  sign  exactly  as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CONCURRENT COMPUTER CORPORATION

                      PROXY SOLICITED BY BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 25, 2002

     The undersigned hereby appoints Jack A. Bryant and Steven R. Norton, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Concurrent Computer Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on October 25, 2002, at 2:00 p.m., local time, at the Company's Headquarters, 4375 River Green Parkway, Ste. 100, Duluth, GA 30096, and at any adjournment thereof. This appointment relates to the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. By signing this Proxy, the undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------


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